SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Wireless Ronin Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	41-1967918
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

14700 Martin Drive
Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates:      333-136972
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on
to Be so Registered	Which Each Class is to Be Registered
Common Stock, $0.01 par value per share	The Nasdaq Capital Market
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to Be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to Be Registered.
This registration statement relates to the common stock of Wireless Ronin Technologies, Inc. (the “Registrant”). A description of the Registrant’s capital stock, including the common stock, is contained in the Registrant’s prospectus under the caption “Description of Capital Stock,” which is a part of the Registrant’s Registration Statement on Form SB-2 (File No. 333-136972), filed with the SEC on August 29, 2006, as amended, which is incorporated herein by reference.
Item 2. Exhibits.
The following exhibits have been filed with the SEC and are incorporated herein by reference.
•	Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form SB-2 (File No. 333-136972), filed with the SEC on August 29, 2006, as amended).

•	By-laws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form SB-2 (File No. 333-136972), filed with the SEC on August 29, 2006, as amended).

•	Specimen common stock certificate (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form SB-2 (File No. 333-136972), filed with the SEC on August 29, 2006, as amended).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 24, 2006	WIRELESS RONIN TECHNOLOGIES, INC.
	By:	/s/ John A. Witham
	Name:	John A. Witham
	Title:	Chief Financial Officer